UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011

ITRACKR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-52810	05-0597678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1191 E Newport Center Dr., Suite PH-D Deerfield Beach, FL	33442
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 213-4458

20423 State Road 7, Suite F6-490, Boca Raton, FL 33498
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)_

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

EXPLANATORY NOTE

We are refilling this from 8-K/A as an amendment to our original 8-K filed on July 15, 2011 wherein we have updated our file number above and expanded our disclosure on item 4.02 below.

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On July 12, 2011, iTrackr Systems, Inc. (the “Company”) acquired 100% of the issued and outstanding membership interests (the “Units”) of RespondQ, LLC, a Florida limited liability company from Idamia, LLC, a Florida limited liability corporation (“Idamia”) and Iselsa II, LLC (“Iselsa”), a Delaware limited liability corporation. The purchase price for the Units was an aggregate of five million (5,000,000) shares of restricted common stock of the Company and promissory notes (the “Promissory Notes”) in the aggregate principal amount of $100,000. Iselsa owns 70% of the Units and Idamia owns 30% of the Units being sold.

The Promissory Notes bear interest at 10% per annum and all principal and interest is due and payable on October 12, 2011. Upon an occurrence of an Event of Default, the Promissory Notes are convertible into to shares of the Company’s common stock at $0.10 per share unless the Company between issuance date of the Promissory Note and its maturity date shall have sold its capital stock in a financing in which the Company has received gross proceeds of an excess of $1,000,000 at a differing price (“Subsequent Financing”). The Subsequent Financing shall exclude certain permitted issuances.

The owner of Idamia, LLC is Radosveta Rizzo. Ms. Rizzo is the wife of the Company’s Chief Executive Officer.

The description of the above is qualified by the terms and conditions of the Membership Interest Purchase Agreement between the Company, Idamia and Iselsa and the related Promissory Notes. Copies of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively and incorporated by reference herein.

ITEM 4.02.   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On July 1, 2011, our auditors, Bedinger & Company notified us that the Public Company Oversight Board (“PCAOB”) had completed their triennial inspection of our auditors audit records relating to their work performed during the audit of our financial statements for the year ended December 31, 2010 and that the PCAOB had a single finding related to revenue recognition.  In November 2010, the Company recorded $25,000 of revenue and accounts receivable related to the initial license fee charged to RespondQ pursuant to the Master “Click2Chat Software as a Service” Managed Services Agreement.  The Company originally determined that the license fee was software as an element of a hosting contract.  Given the $25,000 license fee was one-time only, non-refundable and non-cancellable, the Company determined it was recognizable as revenue pursuant to ASC 985-605-25-3, Software Not Requiring Significant Production, Modification or Customization, which states, if the arrangement does not require significant production, modification, or customization of software, revenue shall be recognized when all of the following criteria are met: a) Persuasive evidence of an arrangement exists; b) Delivery has occurred; c) The Vendor’s fee is fixed or determinable; and d) Collectability is probable.  However, as noted by the PCAOB, pursuant to ASC 985-605-55-121, Software Revenue Recognition Implementation Guidance and Illustrations: Hosting Arrangements, the agreement did not meet certain criteria that would have allowed the full recognition of the initial $25,000 license fee.  Specifically, ASC 985-605-55-121 states that, a software element subject to this subtopic is only present in a hosting arrangement if both of the following criteria are met: a) The customer has the contractual right to take possession of the software at any time during the hosting period without significant penalty; and b) It is feasible for the customer to either run the software on its own hardware or contract with another party unrelated to the vendor to hose the software.  Due to the terms of the Master “Click2Chat Software as a Service” Managed Services Agreement, criteria “a” above was not met meaning that we could not rely on the guidance in ASC 985-605-25-3 to record the entire license fee up front.  Rather, the Company was subject to the guidance in ASC 605-10-S99-1, SEC Staff Guidance; Staff Accounting Buletins; SAB Topic 13, Revenue Recognition wherein it states, “the staff believes that up-front fees, even if nonrefundable, are earned as the products and/or services are delivered and/or performed over the term of the arrangement or the expected period of performance and generally should be deferred and recognized systematically over the periods that the fees are earned.”  As a result, the initial license fee should be recognized ratably over the term of the service agreement, which in this case is 1 year, or $2,083.33 per month.  Bedinger proposed and the Company’s board agreed that the PCAOB finding represented a material misstatement of our financial position.

As a result of the foregoing, on July 11, 2011, the board concluded, that the Company’s unaudited interim financial statements for the quarterly period ended March 31, 2011, as well as its audited financial statements for the year ended December 31, 2010, and related Form 10-Q and 10-K should no longer be relied on and should be restated.  We filed amendments to Forms 10-Q and 10-K to reflect this adjustment on July 14, 2011 and July 15, 2011, respectively.

ITEM 9.01  Financial Statements and Exhibits (Incorporated herein by reference originally filed on Form 8-K on July 15, 2011)

(a) Financial Statements of Business Acquired.

The audited financial statements of RespondQ, LLC for the years ended December 31, 2010 and 2009 and the unaudited financial statements for the three months ended March 31, 2011, and the notes related thereto are filed as Exhibit 99.1.

(b) Pro Forma Financial Information.

The pro forma financial information as of and for the fiscal years ended December 31, 2010 and 2009, and the three months ended March 31, 2011 with respect to the Merger are filed as Exhibit 99.2.

(d)  Exhibits

10.1	Membership Interest Purchase Agreement between iTrackr Systems, Inc. and Idamia, LLC and Iselsa II, LLC dated July 12, 2011

10.2	Promissory Note dated July 12, 2011 of iTrackr Systems to Idamia, LLC

10.3	Promissory Note dated July 12, 2011 of iTrackr Systems, Inc. to Iselsa II, LLC

16.1	Letter from Bedinger and Company to the Securities and Exchange Commission dated July 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRACKR SYSTEMS, INC.

Dated: July 28, 2011	By:	/s/ John Rizzo
John Rizzo, CEO